Exhibit 5.3

June 5, 2009

MasTec, Inc.

800 S. Douglas Road

12th Floor

Coral Gables, Florida 33134

Re:	Registration Statement on Form S-3 (File No. 333-158502)

Ladies and Gentlemen:

We have acted as counsel to MasTec, Inc., a Florida corporation (the “Company”), in connection with the Company’s registration of 5,175,000 shares of the Company’s common stock, par value $0.10 per share (the “Shares”), including 675,000 shares which may be sold pursuant to an over-allotment option granted by the selling shareholders (the “Selling Shareholders”) named in the prospectus supplement (the “Prospectus Supplement”) dated June 2, 2009 filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Securities Act”), covered by the above-referenced registration statement (the “Registration Statement”), including the Prospectus Supplement, filed by the Company with the Commission under the Securities Act, relating to the sale of the Shares by the selling shareholders named in the Prospectus Supplement (the “Selling Shareholders”). The Shares were issued pursuant to that certain Stock Purchase Agreement, dated as of October 4, 2008, as amended, by and among MasTec North America, Inc., the Company and the Selling Shareholders (the “Purchase Agreement”).

In connection with our representation of the Company and the preparation of this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

1. the Registration Statement and all amendments thereto, and the related form of prospectus contained therein, in the form in which it was transmitted to the Commission;

2. the Preliminary Prospectus Supplement, in the form transmitted to the Commission for filing on June 1, 2009 pursuant to Rule 424(b)(7) under the Securities Act;

3. the free writing prospectus in respect of the Shares, in the form transmitted to the Commission for filing on June 2, 2009 pursuant to Rule 433 under the Securities Act;

4. the Prospectus Supplement;

5. the Purchase Agreement, as amended;

MasTec, Inc.

June 5, 2009

6. the Company’s Articles of Incorporation, as amended, as filed with the Department of State of the State of Florida;

7. the Company’s Bylaws, as amended;

8. resolutions adopted by the Board of Directors of the Company in respect of the issuance of the Shares, certified as of the date hereof by an officer of the Company; and

9. such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions set forth below, we have assumed without investigation the following:

1. the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents;

2. each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and

3. each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Additionally, as to questions of fact in respect of the opinion hereinafter expressed, we have relied solely upon the Documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Shares (the “Current Report”), which is incorporated by reference in the Registration

MasTec, Inc.

June 5, 2009

Statement and, accordingly, may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Current Report and such incorporation by reference into the Registration Statement, of which the Prospectus Supplement forms a part, and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

GREENBERG TRAURIG, P.A.

By:	/s/ Barbara J. Oikle, Esq.
Barbara J. Oikle, Esq.